UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2011

ECO VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter) [FORMERLY MODERN RENEWABLE TECHNOLOGIES, INC.]

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13520 Oriental St. Rockville, MD		20853
Address of principal offices		Zip Code

Registrant’s telephone number including area code:  202-536-5191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) / /

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) / /

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) / /

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) / /

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 2.01. Acquisition Or Disposition Of Assets

On May 27, 2011, the  Registrant entered into a material definitive agreement for the acquisition of 70% of the capital stock of Eco Ventures Group, Inc., a Florida corporation.  The acquisition was completed on June 1, 2011 through issuance of 61,500,000 shares of Common Stock of the Company to the shareholders of Eco Ventures Group, Inc. in a tax-free share exchange.  A total of 16,886,300 shares of Common Stock of the Registrant shall be issued to Holders of the Registrant’s outstanding Convertible Debentures.  Upon the conversion of all such Convertible Debentures, the Registrant shall have a total of 78,395,515 Shares of Common Stock issued and outstanding.

As a condition of the acquisition, the name of the Registrant has been changed to “Eco Ventures Group, Inc.”, a Nevada corporation, which is the surviving entity, and the Registrant’s OTC trading symbol has been changed to “EVGI”.  In addition, the Registrant’s current Officers and Directors have agreed to resign their positions on or before June 15, 2011.

 The terms of the Reorganization Agreement are set forth in their entirety in Exhibit 99.1 hereto.  The unaudited Pro Forma Consolidated financial statements as of May 31, 2011 reflecting the Reorganization, and the audited financial statements of Eco Ventures Group, Inc. for the periods ended December 31, 2009 and 2010 will be filed on or before July 30, 2011.

EXHIBIT 99.1

REORGANIZATION AGREEMENT DATED MAY 27, 2011

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO VENTURES GROUP, INC.

By:/s/ RANDY WHITE
RANDY WHITE
President